THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.

WARRANT TO PURCHASE COMMON STOCK

OF

CYTOSORBENTS CORPORATION

This is to certify that, FOR VALUE RECEIVED, ____________ or assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from CYTOSORBENTS CORPORATION, a NEVADA corporation (the “Company”), _______ fully paid, validly issued and nonassessable shares of Common Stock, $.001 par value, of the Company at a price of $0.125 per share at any time or from time to time until September 30, 2018 (the “Exercise Period”) commencing on September 30, 2013 (the “Issuance Date”) subject to the Exercise Start Date defined below. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares” and the corresponding exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.”

This Warrant was originally issued pursuant to the terms of a Convertible Note agreement (the “Note”) dated September 30, 2013 between the Company and _______________.

(a) EXERCISE OF WARRANT; CANCELLATION OF WARRANT.

(1) Subject to adjustment as provided in Section (g) below, this Warrant may be exercised in whole or in part from time to time during the Exercise Period subject to the Exercise Start Date. This Warrant shall only begin to be exerciseable or assignable commencing on the “Exercise Start Date” defined as the earlier of either (i) September 30, 2014, or (ii) the date on which the total outstanding principal and interest of the Note agreement has been converted into Common Stock of the Company per the terms of the warrants section in the Note agreement. If the date of the exercise of this Warrant falls on a day on which banking institutions in the State of New York are authorized by law to close, then the date of the exercise shall be on the next succeeding day which shall not be such a day.

(2) This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of this Warrant, but not later than seven (7) days following the receipt of good and available funds, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

(3) Cashless Exercise of Warrants. Notwithstanding any provision herein to the contrary, if the current market value of the Company’s Common Stock (as defined below) is greater than the warrant Exercise Price, in lieu of delivering the Exercise Price in cash or check the Creditor may elect to exchange the warrants, in whole or in part, to receive in exchange that number of shares of Common Stock equal to the value of these Warrants or portion thereof being exercised (the "Net Issue Exercise"). If the Creditor wishes to elect the Net Issue Exercise, the Creditor shall notify the Company of his election in writing at the time the Creditor delivers to the Company the notice of exercise in the form attached hereto along with the surrender of the warrant at the principal office of the Company. In the event the Creditor shall elect the Net Issue Exercise, the Creditor shall receive upon exercise of the Warrants that number of shares of Common Stock equal to (A) the product of (i) the number of shares purchasable under this warrant by means of a cash exercise, or portion thereof being exercised, and (ii) the excess of the current market value (as defined below) per share over the warrant Exercise Price per share, divided by (B) the current market value, as defined below, of each share. Current Market Value of the Common Stock shall be defined as follows:

(i) If the shares are listed on a national securities exchange, listed for trading on the Nasdaq Stock Market, listed for trading over the counter, bulletin board or pink sheets, the Current Market Value shall be the volume weighted average of the reported closing sale prices of the shares on such exchange or system for five (5) consecutive business trading days ending on the last business trading day prior to the date of exercise of this warrant; or

(ii) If the shares are no longer listed as in (i) above, the Current Market Value shall be the volume weighted average of the reported closing sale prices of the shares for the last fifteen (15) reported consecutive business trading days on such exchange or system immediately preceding 180 business trading days from the delisting of the shares, within the term of the Note; or

(iii) If there were no such sales during the term of the Note, the most significant recent sale, as determined in a reasonable manner by the Directors of the Company.

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(b) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The total shares issuable upon exercise of this Warrant shall be rounded to the nearest whole share.

(c) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This warrant may not be assigned prior to the Exercise Start Date. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(d) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

(e) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

(1) In case the Company shall hereafter (i) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (ii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

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(2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

(3) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least two cents ($0.02) in such price; provided, however, that any adjustments which by reason of this Subsection (3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (e) shall be made to the nearest one-tenth cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (e) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (e), as it shall determine, in its sole discretion, to be advisable in order that any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

(4) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to  (4) inclusive above.

(5) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

(f) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the record date with respect to such action, a notice containing a brief description of the proposed action and stating the date on which a record is to be taken for the purpose of such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up.

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(g) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (g) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

(h) Compliance with Securities Laws. (i)   The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws. (ii)   Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(iii)   The Issuer agrees to reissue the certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the United States Securities and Exchange Commission and has become effective under the Securities Act, or (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required.

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CYTOSORBENTS CORPORATION

By:_____________________________
Name: Phillip Chan
Title: Chief Executive Officer

Dated: September 30, 2013

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PURCHASE FORM

*** Required with this Purchase Form is the original Warrant agreement ***

(Any unexercised portion of such Warrant will be reissued and delivered to the undersigned)

Dated:________________________

☐ CHECK TO ELECT CASH EXERCISE

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Common Stock at an Exercise Price of _________ per share and hereby makes payment of _________ in payment of the actual exercise price thereof by cash, certified or official bank check (or via wire transfer).

☐ CHECK TO ELECT “CASHLESS” NET ISSUE EXERCISE

X = Y(A-B)
A

Where	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

	A =	the per share Current Market Value of the Common Stock as defined Warrant agreement.

	B =	the Exercise Price as defined in the Warrant agreement.

The undersigned hereby irrevocably elects to exercise the within Warrant on a cashless basis to the extent of receiving _____ shares of Common Stock (“X”) as calculated from:

___________ Number of shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise (“Y”).

___________ Current Market Value as defined in the Warrant agreement (“A”)

___________ Exercise Price as defined in the Warrant agreement (“B”)

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:___________________________

(Please typewrite or print in block letters)

Address:__________________________

Signature:_________________________

ASSIGNMENT FORM

FOR VALUE RECEIVED, :_________________________ hereby sells, assigns and transfers unto

Name:___________________________

(Please typewrite or print in block letters)

Address:__________________________

the right to purchase Common Stock represented by this Warrant to the extent of shares at an Exercise Price of _________ per share as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date:_____________________________

Signature:_________________________